UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2014

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 28, 2014, Protalix BioTherapeutics, Inc. (the “Company”) and Pfizer Inc. (“Pfizer”) issued a joint press release announcing that the U.S. Food and Drug Administration (FDA) approved ELELYSO™ (taliglucerase alfa) for injection for pediatric patients. ELELYSO is therefore now indicated for long-term enzyme replacement therapy (ERT) for adult and pediatric patients with a confirmed diagnosis of Type 1 Gaucher disease. Also on August 28, 2014, the Company issued a second press release announcing that the Company will host a conference call on Wednesday, September 3, 2014 at 8:30am ET to discuss the approval of ELELYSO for pediatric patients described herein. In addition, the Company’s management will provide an update on the additional ongoing clinical programs, PRX-112 and PRX-102, and hold a Q&A session. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated August 28, 2014.
99.2	Press release dated August 28, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: August 28, 2014	By:	/s/ David Aviezer
	Name:	David Aviezer, Ph.D.
	Title:	President and
Chief Executive Officer

3